Exhibit 99.1 (b)1

CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Quarter Ended
	May 30, 2003	May 31, 2002
Revenues:
Information management	$42,059	$40,173
Network services and systems	73,172	54,331

	115,231	94,504

Operating expenses:
Cost of service	57,693	47,588
Sales, general and administrative	24,659	19,369
Depreciation and amortization	7,929	5,948
Acquisition related expense	2,775	—

	93,056	72,905

Operating income	22,175	21,599

Other income (expense):
Interest and other income	446	639
Interest and other expense	(7,426)	(2,537)
Minority interest in losses	1,218	183
Gain (loss) related to investments	500	(41,000)

	(5,262)	(42,715)

Income (loss) before income taxes and equity in losses of affiliated companies:
Information management	6,333	7,753
Network services and systems	10,080	12,131
Other	500	(41,000)

	16,913	(21,116)

Provision for income taxes	6,089	(5,543)

Income before equity in losses of affiliated companies	10,824	(15,573)
Equity in losses of affiliated companies	(364)	(314)

Net income (loss)	$10,460	$(15,887)

Basic earnings (loss) per share:	$0.30	$(0.46)

Shares	34,682	34,260
Diluted earnings (loss) per share:	$0.30	$(0.46)

Shares	34,992	34,260